Supplemental Information 1 Exhibit 99.3

Integer Snapshot

Integer is one of the largest medical device outsource manufacturers in the world

% Sales by End Markets(1)

Medical Sales (97%) | Non-Medical (3%)

- 51% Cardio & Vascular
- 39% CRM & Neuromod
- 7% Portable Medical & AS&O
- 3% Electrochem

Integer™

A Premier, Global Presence



Chaska, MN
Plymouth, MN
Minneapolis, MN
Brooklyn Park, MN
Beaverton, OR
Clarence, NY
Alden, NY
New Ross, Ireland
Galway, Ireland
Wilmington, MA
Raynham, MA
Quakertown, PA
Salem, VA
Trenton, GA
Tijuana, Mexico
Juarez, Mexico
Dominican Republic
Plano, TX
Palm Harbor, FL
Netanya, Israel
Penang, Malaysia
Montevideo, Uruguay

- ***9,000+ associates***
- ***18 mfg. sites & 10 R&D centers worldwide***
- ***Strong cash flow conversion***
- ***~60% of sales under LTA***
- ***~ 700 patents***

Our vision is to enhance the lives of patients worldwide by being our customers' partner of choice for innovative technologies and services

(1) End market sales based on 2022 Year to Date sales through 9/30/2022 as 2022E results are not yet available.

Note: The preliminary financial results for the fourth quarter and full year ended December 31, 2022 are based on information available to management as of January 30, 2022 and are subject to potential further material changes upon completion of the Company's standard year-end closing procedures. Based on midpoints of announced ranges.

1

3 Portable Medical Product Line Strategy Update

Integer®

Product Line Overview

Sales


$71
$70
$71
$69
2018
2019
2020
2021

Markets Served

- Heart Failure
- Cochlear
- Cardiac Assist
- Emergency
- Respiratory
- Sleep Care

Products Assembled

- Rechargeable Battery Packs
- Chargers & Docks
- Power Supplies

Dynamics

Market Dynamics

- Many competitors
- Limited technology differentiation / No IP
- Requires scale for efficiency
- Low margins

Product Dynamics

- Assembly driven manufacturing
- High sourced material content
- Long development cycles


Chargers & Docks
Li-Ion Battery Packs
Core Battery Pack Assemblies

Actions

✓ **Exiting ~$40 million of sales**
- Supporting customers through 2025+
- Finalizing last time buys

✓ **Retaining $30 million of Heart Failure & Cochlear implants**
- Technology differentiation; higher growth
- Move to CRMN Product line … active implantables

✓ **Creating value**
- Margin accretive
  - Price increases
  - Overhead reduction
- Creates low-cost manufacturing capacity (Tijuana) to support growth

Exiting $40 million of sales over 4 years … margin accretive

2